Exhibit 99.1

Tyler Technologies Reports Earnings

for Third Quarter 2014

Quarterly earnings grow 54 percent on 20 percent revenue growth

PLANO, Texas – Oct. 22, 2014 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2014.

Third Quarter Financial Highlights:

•	Total revenue was $128.7 million in the third quarter of 2014, up 20.2 percent from $107.0 million in the third quarter of 2013.

•	Recurring software revenue from maintenance and subscriptions was $77.4 million for the quarter, an increase of 20.0 percent compared to the third quarter of 2013, and comprised 60.2 percent of third quarter 2014 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $906,000 compared to $1.0 million for the third quarter of 2013.

•	Operating income for the quarter was $26.7 million, an increase of 49.8 percent from the third quarter of 2013.

•	Net income for the quarter was $17.0 million, or $0.48 per diluted share, up 53.9 percent compared to $11.0 million, or $0.32 per diluted share, for the third quarter of 2013.

•	Cash flow from operations for the quarter was $66.3 million, a 57.4 percent increase compared to $42.1 million for the third quarter of 2013.

•	Non-GAAP operating income for the quarter was $32.4 million, up 40.3 percent from $23.1 million for the third quarter of 2013.

•	Adjusted EBITDA for the quarter was $34.3 million, up 41.7 percent compared to $24.2 million for the third quarter of 2013.

•	Non-GAAP net income for the quarter was $21.0 million, or $0.59 per diluted share, up 42.8 percent compared to $14.7 million, or $0.42 per diluted share, for the third quarter of 2013.

•	Total backlog was $674.0 million at September 30, 2014, up 24.6 percent from $541.0 million at September 30, 2013. Software-related backlog (excluding appraisal services) was $634.3 million, an increase of 22.6 percent compared to $517.6 million at September 30, 2013.

“Tyler achieved exceptional results for the third quarter, with our second consecutive quarter of revenue growth greater than 20 percent and non-GAAP net income growth greater than 40 percent,” said John S. Marr Jr., Tyler’s president and chief executive officer. “All of our software-related revenue lines delivered double-digit growth, including 26 percent growth in software license and royalty revenues and 49 percent growth in subscriptions. Our results for the quarter also reflect a high degree of operating leverage, as our non-GAAP gross margin expanded by 160 basis points and our non-GAAP operating margin grew 350 basis points to 25.1 percent.

- more -

Tyler Technologies Reports Earnings

for Third Quarter 2014

Oct. 22, 2014

“Our record earnings have also generated record cash flow thus far in 2014. For the third quarter, Tyler’s cash flow from operations of $66.3 million actually exceeded our full-year 2013 cash flow from operations. We ended the quarter with cash of more than $157 million, and the strength of our balance sheet positions us well to take advantage of future growth opportunities.

“Tyler followed our record bookings in the second quarter of this year with another very good quarter for new contract signings, which illustrates our strong competitive position and resulting high win rates. Excluding the eFileTexas contract signed in last year’s third quarter, our bookings rose nearly 5 percent for the quarter, and 22 percent for the trailing 12 months. New contract signings were solid across product lines and in both our on-premises and cloud-based offerings.

“We have a sharp focus on executing at a high level with respect to sales, implementations and client support to continue to build on our considerable strengths in the market. With the results achieved in the first three quarters of 2014, combined with our continued positive outlook for the fourth quarter, we have again revised upward our revenue and earnings guidance,” Mr. Marr concluded.

Guidance for 2014

As of October 22, 2014, Tyler Technologies is providing the following full-year 2014 guidance:

•	Total revenues are expected to be in the range of $489 million to $494 million.

•	Diluted earnings per share are expected to be approximately $1.63 to $1.69.

•	Non-GAAP diluted earnings per share are expected to be approximately $2.06 to $2.12.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $15.0 million.

•	The effective tax rate is expected to be between approximately 37.0 percent and 39.0 percent.

•	Capital expenditures are expected to be between $10.5 million and $11.0 million, and total depreciation and amortization expense is expected to be between $14.5 million and $15.0 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 23, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10053644. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call.

Participants who do not wish to pre-register for the call may dial in using 877-270-2148 (U.S. callers) or 412-902-6510 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through October 30, 2014. To access the replay, please dial 877-344-7529 (U.S. callers) or 412-317-0088 (international callers) and reference passcode 10053644. The live webcast and archived replay can also be accessed at www.tylertech.com.

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Tyler Technologies Reports Earnings

for Third Quarter 2014

Oct. 22, 2014

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” eight times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ

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Tyler Technologies Reports Earnings

for Third Quarter 2014

Oct. 22, 2014

materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President—CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

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TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Software licenses and royalties	$13,226	$10,495	$36,541	$29,415
Subscriptions	22,694	15,214	64,135	42,550
Software services	31,159	24,860	85,594	69,406
Maintenance	54,713	49,291	156,904	141,980
Appraisal services	5,802	5,207	16,097	15,854
Hardware and other	1,070	1,954	6,390	6,703

Total revenues	128,664	107,021	365,661	305,908
Cost of revenues:
Software licenses and royalties	565	583	1,439	1,701
Acquired software	448	513	1,373	1,585
Software services, maintenance and subscriptions	61,428	51,786	174,701	147,001
Appraisal services	3,764	3,360	10,740	10,577
Hardware and other	667	1,230	4,528	4,608

Total cost of revenues	66,872	57,472	192,781	165,472
Gross profit	61,792	49,549	172,880	140,436
Selling, general and administrative expenses	27,344	24,581	80,130	72,198
Research and development expense	6,567	5,982	19,128	17,174
Amortization of customer and trade name intangibles	1,136	1,129	3,393	3,388

Operating income	26,745	17,857	70,229	47,676
Other expense, net	47	285	522	919

Income before income taxes	26,698	17,572	69,707	46,757
Income tax provision	9,698	6,523	26,084	18,168

Net income	$17,000	$11,049	$43,623	$28,589

Earnings per common share:
Basic	$0.52	$0.34	$1.32	$0.90

Diluted	$0.48	$0.32	$1.23	$0.83

Weighted average common shares outstanding:
Basic	32,935	32,037	32,947	31,825
Diluted	35,284	34,764	35,339	34,474

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$61,792	$49,549	$172,880	$140,436
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	569	408	1,595	1,087
Add: Amortization of acquired software	448	513	1,373	1,585

Non-GAAP gross profit	$62,809	$50,470	$175,848	$143,108

Non-GAAP gross margin	48.8%	47.2%	48.1%	46.8%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$26,745	$17,857	$70,229	$47,676
Non-GAAP adjustments:
Add: Share-based compensation expense	3,885	3,061	10,887	8,539
Add: Employer portion of payroll tax related to employee stock transactions	144	510	168	510
Add: Amortization of acquired software	448	513	1,373	1,585
Add: Amortization of customer and trade name intangibles	1,136	1,129	3,393	3,388

Non-GAAP adjustments subtotal	$5,613	$5,213	$15,821	$14,022

Non-GAAP operating income	$32,358	$23,070	$86,050	$61,698

Non-GAAP operating margin	25.1%	21.6%	23.5%	20.2%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$17,000	$11,049	$43,623	$28,589
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	5,613	5,213	15,821	14,022
Less: Tax impact related to non-GAAP adjustments	(1,661)	(1,590)	(4,686)	(4,244)

Non-GAAP net income	$20,952	$14,672	$54,758	$38,367

Non-GAAP earnings per diluted share	$0.59	$0.42	$1.55	$1.11

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$569	$408	$1,595	$1,087
Selling, general and administrative expenses	3,316	2,653	9,292	7,452

Total share-based compensation expense	$3,885	$3,061	$10,887	$8,539

Reconciliation of adjusted EBITDA
GAAP net income	$17,000	$11,049	$43,623	$28,589
Amortization of customer and trade name intangibles	1,136	1,129	3,393	3,388
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,519	2,283	7,543	6,705
Interest expense included in other expense, net	75	162	362	536
Income tax provision	9,698	6,523	26,084	18,168

EBITDA	$30,428	$21,146	$81,005	$57,386

Share-based compensation expense	3,885	3,061	10,887	8,539

Adjusted EBITDA	$34,313	$24,207	$91,892	$65,925

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$157,431	$78,876
Accounts receivable, net	111,803	106,570
Other current assets	16,007	24,030
Deferred income taxes	7,759	7,759

Total current assets	293,000	217,235
Accounts receivable, long-term portion	1,454	588
Property and equipment, net	66,694	64,844
Non-current investments available-for-sale	—	1,288
Other assets:
Goodwill and other intangibles, net	160,376	159,997
Other	739	536

Total assets	$522,263	$444,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,517	$35,372
Deferred revenue	185,844	156,738

Total current liabilities	221,361	192,110
Deferred income taxes	4,911	6,059
Shareholders’ equity	295,991	246,319

Total liabilities and shareholders’ equity	$522,263	$444,488

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$17,000	$11,049	$43,623	$28,589
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	3,655	3,412	10,936	10,093
Share-based compensation expense	3,885	3,061	10,887	8,539
Excess tax benefit from exercise of share-based arrangements	(3,511)	(7,539)	(6,717)	(13,200)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	45,274	32,132	36,402	24,680

Net cash provided by operating activities	66,303	42,115	95,131	58,701

Cash flows from investing activities:
Proceeds from sales of investments	800	25	808	50
Cost of acquisitions, net of cash acquired	(3,242)	—	(3,242)	(181)
Additions to property and equipment	(1,560)	(6,423)	(8,037)	(20,262)
(Increase) decrease in other	(116)	(24)	219	271

Net cash used by investing activities	(4,118)	(6,422)	(10,252)	(20,122)

Cash flows from financing activities:
Purchase of treasury shares	(2)	—	(22,817)	—
Contributions from employee stock purchase plan	1,023	901	3,037	2,535
Proceeds from exercise of stock options	2,622	4,920	6,739	9,401
Decrease in net borrowings on revolving line of credit	—	—	—	(18,000)
Excess tax benefit from exercises of share-based arrangements	3,511	7,539	6,717	13,200

Net cash provided (used) by financing activities	7,154	13,360	(6,324)	7,136

Net increase in cash and cash equivalents	69,339	49,053	78,555	45,715
Cash and cash equivalents at beginning of period	88,092	3,068	78,876	6,406

Cash and cash equivalents at end of period	$157,431	$52,121	$157,431	$52,121